Exhibit 99.1

MERCURY GENERAL CORPORATION BOARD FEES

FOR THE YEAR 2008

	PRIOR FEES	NEW FEES

Director Compensation – Quarterly	$3,000 per quarter	$4,000 per quarter
Director Compensation – Attendance	$3,000 per meeting	$4,000 per meeting

Audit Committee (Chair) – Attendance	$2,500 per meeting	$3,500 per meeting
Audit Committee (Non Chair) – Attendance	$2,500 per meeting	$2,500 per meeting
Audit Committee (Chair) – Annual Retainer	$1,500 annual retainer	$4,000 annual retainer

Compensation Committee – Attendance	$500 per meeting	$500 per meeting
Compensation Committee (Chair) – Annual Retainer	$150 per hour	$2,500 annual retainer

Corporate Governance (Chair) – Attendance	$1,500 per meeting	$1,500 per meeting
Corporate Governance Committee (Non Chair) – Attendance	$1,000 per meeting	$1,000 per meeting
Corporate Governance (Chair) – Annual Retainer	$1,500 annual retainer	$1,500 annual retainer

Investment Committee – Attendance	$1,500 per meeting	$1,500 per meeting

Lead Director – Annual Retainer	None	$10,000 annual retainer